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                       [TESTA, HURWITZ & THIBEAULT LETTERHEAD]


                                                                       EXHIBIT 5


                                                October 25, 1995


Teradyne, Inc.
321 Harrison Avenue
Boston, MA  02118

        RE:  Teradyne, Inc.
             Registration Statement on Form S-4

Ladies and Gentlemen:

        We have represented Teradyne, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4 (the "Registration Statement"), covering the issuance of shares of Common Stock, par value $.125 per share (the "Shares"), of the Company to stockholders of Megatest Corporation, a Delaware corporation ("Megatest"), pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of September 5, 1995 by and among the Company, M Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Megatest.

        We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the filing of a certificate of merger intended to effect the merger of M Merger Corp. with and into Megatest in accordance with the Merger Agreement and the laws of the State of Delaware, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                                Very truly yours,

                                                /S/ TESTA, HURWITZ & THIBEAULT
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                                                    TESTA, HURWITZ & THIBEAULT